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                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        GRANITE CONSTRUCTION INCORPORATED



      Granite Construction Incorporated, a Delaware corporation (the "Corporation"), does hereby certify:

      FIRST: That Article Eighth of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            EIGHTH: [Intentionally omitted]

      SECOND:That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

      In witness whereof, Granite Construction Incorporated has caused this Certificate to be signed by its duly authorized officer, this 23rd day of May, 2001.


                                        By: /s/ MICHAEL FUTCH
                                            ------------------------------------
                                            Michael Futch
                                            Secretary